As filed with the Securities and Exchange Commission on December 28, 2018

Registration No. 333-225609

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Concho Resources Inc.*

(Exact name of Registrant as specified in its charter)

Delaware	76-0818600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Concho Center

600 W. Illinois Avenue

Midland, Texas 79701

(432) 683-7443

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Travis L. Counts

Senior Vice President, General Counsel and Corporate Secretary

One Concho Center

600 W. Illinois Avenue

Midland, Texas 79701

(432) 683-7443

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

(346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(5)	Amount of Registration Fee(6)
Debt Securities(2)
Preferred Stock(2)
Common Stock, par value $0.001(2)
Depositary Shares(2)(3)
Warrants(2)
Guarantees of Debt Securities(4)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)

There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares and warrants as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)

The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If Concho Resources Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.

(4)

Subsidiaries of Concho Resources Inc. named as co-registrants may fully and unconditionally guarantee on an unsecured basis the debt securities of Concho Resources Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered.

(5)

No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities, preferred stock, depositary shares or warrants being registered hereunder.

(6)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this Registration Statement.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employee Identification No.
COG Acreage LP	Texas	270644225
COG Holdings LLC	Texas	800648934
COG Operating LLC	Delaware	611469854
COG Production LLC	Texas	522374917
COG Realty LLC	Texas	841661959
Concho Oil & Gas LLC	Texas	900617040
Delaware River SWD LLC	Texas	270253823
Mongoose Minerals LLC	Delaware	822708060
Quail Ranch LLC	Texas	320086461
RSP Permian, Inc.	Delaware	901022997
RSP Permian, L.L.C.	Delaware	364779340

EXPLANATORY NOTE

This Registration Statement on Form S-3 (Registration No. 333-225609) of Concho Resources Inc. and its subsidiary guarantor registrants (the “Registration Statement”) is being amended to add RSP Permian, Inc. (“RSP”) and RSP Permian, L.L.C. (“RSP LLC”), subsidiaries of the Company, as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

Unless the context requires otherwise or unless otherwise noted, all references herein to “Concho,” the “Company,” “we,” “us” or “our” are to Concho Resources Inc.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$		*
Legal fees and expenses	$	*	*
Accounting and engineering fees and expenses	$	*	*
Printing and engraving expenses	$	*	*
Rating agency fees	$	*	*
Trustee and transfer agent fees and expenses	$	*	*
Miscellaneous	$	*	*
TOTAL	$	*	*

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

The general effect of the following provisions is to provide indemnification to officers, directors and control persons for liabilities that may arise by reason of their status as officers, directors or control persons, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or manager derived an improper personal benefit.

Delaware Registrants

Delaware Corporations

Concho and RSP are organized as corporations in the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Our Restated Certificate of Incorporation provides that we shall indemnify our officers and directors to the extent provided in our Fourth Amended and Restated Bylaws (our “Bylaws”). In turn, our Bylaws provide that we will indemnify and hold harmless, to the full extent permitted by the DGCL, any of our officers or directors (including those persons serving as an officer or director of another entity at our request) who is party to a suit or other proceeding by reason of his or her position as an officer or director against all reasonably incurred expense, liability or loss. We may only indemnify an officer or director who brought the suit or proceeding if our board of directors had previously authorized such suit or proceeding. The rights to indemnification provided by our Bylaws include the right to advancement of expenses to the full extent permitted by the DGCL. In addition, our Bylaws allow us to indemnify our non-officer employees and agents to the extent (i) permitted by the DGCL and (ii) authorized by our Chief Executive Officer and at least one other authorized officer.

We have also entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the DGCL. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against us or our directors or officers without approval by our board of directors, except for claims regarding the indemnitee’s rights under the indemnification agreement.

We have obtained director and officer liability insurance for the benefit of each of the indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees are insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

The Second Amended and Restated Bylaws of RSP provide that RSP will indemnify and hold harmless, to the full extent permitted by the DGCL, any of its officers, directors, employees or agents (including those persons serving as an officer, director, employee or agent of another entity at RSP’s request) who is party to a suit or other proceeding by reason of his or her position as an officer or director against all reasonably incurred expenses unless RSP determines that such person (i) did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of RSP or, (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. RSP may only indemnify an individual if such person gave notice to RSP within six months of the right to receive indemnification or advance payment or reimbursement.

Delaware Limited Liability Companies

COG Operating LLC, Mongoose Minerals LLC and RSP LLC are organized as limited liability companies in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of COG Operating LLC provides that COG Operating LLC will indemnify and hold harmless us and our affiliates and respective stockholders, members, managers, directors, officers, employees and agents against any loss, expense or damage arising out of activities on behalf of COG Operating LLC or in furtherance of the interests of COG Operating LLC; provided, that the acts or omissions upon which such proceeding or claim is based were not a result of fraud or willful misconduct by the indemnified person. The rights to indemnification provided by the limited liability company agreement of COG Operating LLC include the right to advancement of expenses; provided, that the indemnified person shall reimburse such advances if it is later determined such indemnified person was not entitled to indemnification with respect to such action or proceeding.

The limited liability company agreement of Mongoose Minerals LLC provides that Mongoose Minerals LLC will indemnify and hold harmless (i) its members, officers, directors, employees, affiliates, representatives or agents and (ii) any officer, employee, representative or agent of Mongoose Minerals LLC against any loss, liability, damage, expense or claim arising out of any act or omission of such indemnified person in connection with its management of the affairs of Mongoose Minerals LLC or which relate to Mongoose Minerals LLC or its property, business or affairs; provided, that such acts or omissions do not constitute bad faith, gross negligence or willful misconduct by the indemnified person.

The limited liability company agreement of RSP LLC provides that RSP LLC will indemnify and hold harmless (i) its members, officers, directors, employees, affiliates, representatives or agents and (ii) any officer, employee, representative or agent of RSP LLC against any loss, liability, damage, judgment, demand, expense or claim arising out of any act or omission of such indemnified person in connection with its management of the affairs of RSP LLC or which relate to RSP LLC or its property, business or affairs; provided, that such acts or omissions do not constitute bad faith, gross negligence or willful misconduct by the indemnified person.

Texas Registrants

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the State of Texas, including corporations, limited liability companies and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) the person reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

Texas Limited Liability Companies

Pursuant to Section 101.402 of the TBOC, a Texas limited liability company may indemnify a member, manager or officer of a limited liability company, pay in advance or reimburse expenses incurred by a member, manager or officer and establish and maintain insurance or another arrangement to indemnify or hold harmless a member, manager or officer.

COG Holdings LLC, COG Production LLC, COG Realty LLC, Concho Oil & Gas LLC, Delaware River SWD LLC and Quail Ranch LLC are organized as limited liability companies in the State of Texas (the “Texas LLC Registrants”). The limited liability company agreements of COG Realty LLC and Quail Ranch LLC provide that each entity will indemnify and hold harmless, to the full extent permitted by the TBOC, each of its, in the case of COG Realty LLC, managers and, in the case of Quail Ranch LLC, officers, who is or is threatened to be made party to a suit or other proceeding by reason of his or her position as a manager or officer, as applicable, and is acting within the scope of his or her duties under the authority of such entity’s members.

Additionally, the limited liability company agreements of COG Holdings LLC, COG Production LLC, Concho Oil & Gas LLC, and Delaware River SWD LLC provide that each entity shall indemnify and hold harmless, to the full extent permitted by the TBOC, any of their current or former (i) officers and (ii) members and each of their respective affiliates, stockholders, partners, members, directors, managers, officers, liquidators and employees from and against any loss, expense, damage or injury suffered or sustained by reason of acts, omissions or alleged acts or omissions that result from, arise in connection with or are by reason of (x) the activities of such entity and its affiliates, (y) anything done or not done by the indemnified person in its capacity as an indemnified person or (z) the fact that the indemnified person was an indemnified person; provided, that such right shall not apply if the applicable proceeding has been brought by or in the right of such entity unless related to the indemnified person’s participation in certain proceedings. Additionally, such entities shall indemnify and hold harmless, to the full extent permitted by the TBOC, such indemnified persons from and against all expenses reasonably incurred in connection with the defense or settlement of any proceeding by or in the right of such entity if the indemnified person acted in good faith and in a manner it reasonably believed to be in (or not opposed to) the best interests of the entity; provided, that no such indemnification shall be made where the indemnified person was adjudged to be liable to the entity unless the court in which such proceeding shall have been brought or is pending determines that, despite such adjudication of liability and in light of all circumstances, such indemnification may be made.

The rights to indemnification provided by the limited liability company agreements of each of the Texas LLC Registrants include the right to advancement of expenses to the fullest extent permitted by the TBOC related to the indemnified person’s participation in certain proceedings; provided, except in the case of Quail Ranch LLC and COG Realty LLC, that the indemnified person shall reimburse such advances if it is later determined such indemnified person was not entitled to indemnification with respect to such action or proceeding. In addition, the limited liability company agreements of each of the Texas LLC Registrants allow each Texas LLC Registrant to indemnify its non-officer employees and agents, and its officers in the case of COG Realty LLC, to the extent (i) permitted by the TBOC and (ii) approved by adoption of a resolution of the member or members of such Texas LLC Registrant.

The rights of indemnification provided under the limited liability company agreements of Quail Ranch LLC and COG Realty LLC do not cover acts or omissions constituting gross negligence, willful misconduct, bad faith or breach by the indemnified person. The rights of indemnification and advancement provided under the limited liability company agreements of the other Texas LLC Registrants do not cover acts or omissions constituting gross negligence, willful misconduct, bad faith, willful breach or a willful illegal act by the indemnified person.

Texas Limited Partnerships

COG Acreage LP is organized as a limited partnership in the State of Texas. The limited partnership agreement of COG Acreage LP provides that COG Acreage LP will indemnify and hold harmless, to the full extent permitted by the TBOC, each current and former (i) general partner or limited partner of COG Acreage LP and each of their respective affiliates, stockholders, partners, members, directors, managers, officers, liquidators and employees and (ii) officer of COG Acreage LP from and against any loss, expense, damage or injury suffered or sustained by reason of acts, omissions or alleged acts or omissions that result from, arise in connection with or are by reason of (x) the activities of COG Acreage LP and its affiliates, (y) anything done or not done by the indemnified person in its capacity as an indemnified person or (z) the fact that the indemnified person was an indemnified person; provided, that such right shall not apply if the applicable proceeding has been brought by or in the right of COG Acreage LP unless related to the indemnified person’s participation in certain proceedings. Additionally, COG Acreage LP shall indemnify and hold harmless, to the full extent permitted by the TBOC, such indemnified persons from and against all expenses reasonably incurred in connection with the defense or settlement of any proceeding by or in the right of such entity if the indemnified person acted in good faith and in a manner it reasonably believed to be in (or not opposed to) the best interests of COG Acreage LP; provided, that no such indemnification shall be made where the indemnified person was adjudged to be liable to the entity unless the court in which such proceeding shall have been brought or is pending determines that, despite such adjudication of liability and in light of all circumstances, such indemnification may be made.

The rights to indemnification provided by the limited partnership agreement of COG Acreage LP include the right to advancement of expenses to the full extent permitted by the TBOC related to the indemnified person’s participation in certain proceedings; provided, that the indemnified person shall reimburse such advances if it is later determined such indemnified person was not entitled to indemnification with respect to such action or proceeding. In addition, the limited partnership agreement of COG Acreage LP allows COG Acreage LP to indemnify its non-officer employees and agents to the extent (i) permitted by the TBOC and (ii) approved by adoption of a resolution of general partner of COG Acreage LP.

The rights of indemnification and advancement provided under the limited partnership agreement of COG Acreage LP do not cover acts or omissions constituting gross negligence, willful misconduct, bad faith, willful breach or a willful illegal act by the indemnified person.

ITEM 16.	Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Title

3.1	Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on August 8, 2007, and incorporated herein by reference).

3.2	Fourth Amended and Restated Bylaws of Concho Resources Inc., as amended January 2, 2018 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on January 4, 2018, and incorporated herein by reference).

4.1	Specimen Common Stock Certificate of Concho Resources Inc. (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K on February 22, 2013, and incorporated herein by reference).

4.2	Senior Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on September 22, 2009, and incorporated herein by reference).

4.3	Tenth Supplemental Indenture, dated December 28, 2016, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on December 28, 2016, and incorporated herein by reference).

4.4	Eleventh Supplemental Indenture, dated January 25, 2017, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-3 on June 14, 2018, and incorporated herein by reference).

4.5	Twelfth Supplemental Indenture, dated September 26, 2017, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on September 26, 2017, and incorporated herein by reference).

4.6	Thirteenth Supplemental Indenture, dated September 26, 2017, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K on September 26, 2017, and incorporated herein by reference).

4.7	Fourteenth Supplemental Indenture, dated July 2, 2018, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on July 2, 2018, and incorporated herein by reference).

4.8	Fifteenth Supplemental Indenture, dated July 2, 2018, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K on July 2, 2018, and incorporated herein by reference).

4.9	Sixteenth Supplemental Indenture, dated August 14, 2018, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on August 15, 2018, and incorporated herein by reference).

4.10	Form of Subordinated Indenture (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 on September 9, 2009, and incorporated herein by reference).

Exhibit Number	Exhibit Title

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered (filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-3 on June 14, 2018, and incorporated herein by reference).

5.2**	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the guarantees covered by this Post-Effective Amendment No. 1 to Form S-3.

23.1**	Consent of Grant Thornton LLP relating to Concho Resources Inc.

23.2**	Consent of Grant Thornton LLP relating to RSP Permian, Inc.

23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

23.4**	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.2 hereto).

23.5**	Consent of Cawley, Gillespie & Associates, Inc.

23.6**	Consent of Netherland, Sewell & Associates, Inc.

24.1**	Power of Attorney (included on the signature page to the Company’s Registration Statement on Form S-3 on June 14, 2018, and incorporated herein by reference, and to this Amendment).

24.2**	Power of Attorney for Steve Gray

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture (filed as Exhibit 25.1 to the Company’s Registration Statement on Form S-3 on June 14, 2018, and incorporated herein by reference).

25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*

Concho Resources Inc. will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Concho Resources Inc. as to certain tax matters relative to the securities offered hereby.

**	Filed herewith.
***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

ITEM 17.	Undertakings

Each undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8. To file an application for the purpose of determining the eligibility of the trustee under the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on December 28, 2018.

CONCHO RESOURCES INC.

By:	/s/ Timothy A. Leach
Name: Title:	Timothy A. Leach Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Timothy A. Leach	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 28, 2018

* Jack F. Harper	President and Chief Financial Officer (Principal Financial Officer)	December 28, 2018

* Brenda R. Schroer	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	December 28, 2018

* Steven L. Beal	Director	December 28, 2018

* Tucker S. Bridwell	Director	December 28, 2018

* Steve Gray	Director	December 28, 2018

* William H. Easter III	Director	December 28, 2018

* Susan J. Helms	Director	December 28, 2018

* Gary A. Merriman	Director	December 28, 2018

Name	Title	Date

* Ray M. Poage	Director	December 28, 2018

* Mark B. Puckett	Director	December 28, 2018

* John P. Surma	Director	December 28, 2018

* E. Joseph Wright	Director, Executive Vice President and Chief Operating Officer	December 28, 2018

* /s/ Travis L. Counts By: Travis L. Counts, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on December 28, 2018.

COG HOLDINGS LLC COG OPERATING LLC COG PRODUCTION LLC COG REALTY LLC CONCHO OIL & GAS LLC DELAWARE RIVER SWD LLC MONGOOSE MINERALS LLC QUAIL RANCH LLC COG ACREAGE LP
By:	COG PRODUCTION LLC, its General Partner

By:	/s/ Timothy A. Leach
Name: Title:	Timothy A. Leach Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their indicated capacities at Concho Resources Inc., the direct or indirect sole member of, other than COG Acreage LP, the named registrants above, and the indirect sole member of the general partner of COG Acreage LP, on the dates indicated below.

Name	Title	Date

* Timothy A. Leach	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 28, 2018

* Jack F. Harper	President and Chief Financial Officer (Principal Financial Officer)	December 28, 2018

* Brenda R. Schroer	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	December 28, 2018

* Steven L. Beal	Director	December 28, 2018

* Tucker S. Bridwell	Director	December 28, 2018

* Steve Gray	Director	December 28, 2018

Name	Title	Date

* William H. Easter III	Director	December 28, 2018

* Susan J. Helms	Director	December 28, 2018

* Gary A. Merriman	Director	December 28, 2018

* Ray M. Poage	Director	December 28, 2018

* Mark B. Puckett	Director	December 28, 2018

* John P. Surma	Director	December 28, 2018

* E. Joseph Wright	Director, Executive Vice President and Chief Operating Officer	December 28, 2018

* /s/ Travis L. Counts By: Travis L. Counts, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on December 28, 2018.

RSP PERMIAN, INC. RSP PERMIAN, L.L.C.
By:	RSP PERMIAN INC., Its Sole Member

By:	/s/ Timothy A. Leach
Name: Title:	Timothy A. Leach Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Leach, Jack F. Harper and Travis L. Counts, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their indicated capacities at RSP Permian, Inc., the sole member of RSP Permian, L.L.C., on the dates indicated below.

Name	Title	Date

/s/ Timothy A. Leach Timothy A. Leach	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 28, 2018

/s/ Jack F. Harper Jack F. Harper	President and Chief Financial Officer (Principal Financial Officer)	December 28, 2018

/s/ Brenda R. Schroer Brenda R. Schroer	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	December 28, 2018